UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A/A
(Amendment No. 1 to the Form 8-A filed on November 1, 1985)

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

STANLEY BLACK & DECKER, INC.
(Exact name of registrant as specified in its charter)

Connecticut	06-0548860
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

1000 Stanley Drive, New Britain, Connecticut	06053
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $2.50 per share	New York Stock Exchange

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.	☑

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.	☐

Securities Act registration statement file number to which this Form relates N/A (if applicable).

Securities to be registered pursuant to Section 12(g) of the Act:

None.
(Title of Class)

(Title of Class)

EXPLANATORY NOTE

Stanley Black & Decker, Inc. (the “Company”) hereby amends and supplements its registration statement on Form 8-A originally filed with the Securities and Exchange Commission on November 1, 1985 (the “Registration Statement”), as follows:

Item 1.  Description of Registrant’s Securities to be Registered.

Item 1 to the Registration Statement is hereby amended to show that the number of shares of Common Stock, par value $2.50 a share, authorized for issuance is 300,000,000 pursuant to an Amended Certificate of Incorporation filed by Stanley on March 12, 2010.  A copy of the Amended Certificate of Incorporation is attached hereto as Exhibit 4.1 and is incorporated by reference herein.

Item 2.  Exhibits.

Item 2 to the Form 8-A is hereby amended and supplemented by adding the following:

Exhibit 4.1	Certificate of Amendment to the Restated Certificate of Incorporation of the Company (Incorporated by reference to Exhibit 3.1 to the Company’s Form 8-K, filed March 12, 2010).

2

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

STANLEY BLACK & DECKER, INC.,

by
/s/ Bruce H. Beatt
Name:	Bruce H. Beatt
Title:	Senior Vice President, General Counsel and Secretary

Date:  March 12, 2010

INDEX TO EXHIBITS

Exhibit 4.1	Certificate of Amendment to the Restated Certificate of Incorporation of the Company (Incorporated by reference to Exhibit 3.1 to the Company’s Form 8-K, filed March 12, 2010).